UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2010

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously announced, on April 28, 2010, AOL Inc., (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Digital Sky Technologies Limited, a British Virgin Islands company (“Digital Sky”), for the sale of the Company’s ICQ operations (“ICQ”).

On July 8, 2010, the Company and Digital Sky completed the sale of ICQ for U.S. $187.5 million in cash, subject to certain post-closing adjustments based on the amount of cash, working capital and indebtedness of the ICQ operations at closing. The Company will file a copy of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Chief Financial Officer

Date: July 12, 2010

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